Exhibit 99.2

VOTING AND NON-COMPETITION AGREEMENT

WHEREAS, Chemung Financial Corporation ("CFC"), and Fort Orange Financial Corp. ("FOFC") have entered into an Agreement and Plan of Merger dated as of October 14, 2010 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein: (a) FOFC will merge with and into CFC, with CFC surviving the merger (the "Merger"); and (b) shareholders of FOFC will receive Merger Consideration, as defined in the Merger Agreement, from CFC in exchange for each share of FOFC Common Stock outstanding on the Closing Date; and

WHEREAS, as a condition to its execution and delivery to FOFC of the Merger Agreement, CFC has requested that the undersigned, being directors of FOFC ("FOFC Directors"), execute and deliver to CFC this Voting and Non-Competition Agreement;

NOW THEREFORE, each of the undersigned, in order to induce CFC to execute and deliver the Merger Agreement to FOFC, and intending to be legally bound, hereby agree to the terms and conditions of this Voting and Non-Competition Agreement.

1. Attendance at Meetings/Voting of Shares

(a) The FOFC Directors shall attend and be present, in person or by valid proxy, at all meetings of shareholders of FOFC called to vote for approval of the Merger so that all shares of FOFC Common Stock over which the FOFC Directors or members of their immediate family now have sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares: (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the FOFC Directors); and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving FOFC, or any other action that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of FOFC contained in the Merger Agreement. As to immediate family members, the FOFC Directors will use their best efforts to cause the shares to be present and voted in accordance with (i) and (ii) above.

(b) The FOFC Directors will not make any public statements with respect to the Merger contrary to or inconsistent with the statements made by FOFC in support of the Merger or the FOFC Board of Directors recommendation to its shareholders to vote in favor of the Merger

2. No Disposition of Stock

The FOFC Directors shall not, prior to the meeting at which FOFC shareholders vote on the Merger Agreement (as such meeting may be adjourned), sell, transfer, gift, assign, encumber, create any third party rights in, or otherwise dispose of any of FOFC Common Stock except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, lineal descendants or a spouse, or to a trust or other entity for the benefit of one or more of the foregoing persons, providing that the transferee agrees in writing to be bound by the terms of this Voting and Non-Competition Agreement.

3. Stock Ownership

As of the date hereof, the number of shares of FOFC's Common Stock beneficially owned (as defined under Rule 13d-3 of the Securities Exchange Act of 1934) by each FOFC Director, excluding shares beneficially owned in a fiduciary capacity, is listed on Exhibit A hereto. These shares are, and any additional shares of FOFC's Common Stock acquired by the FOFC Directors, after the date hereof and prior to the Effective Time will be, owned beneficially by the FOFC Directors. As of the date hereof, the shares listed on Exhibit A hereto constitute all of the shares of FOFC Common Stock held of record, beneficially owned by or for which voting power or disposition power is held or shared by the FOFC Directors. The FOFC Directors will have at all times through the Effective Time sufficient rights and powers over the voting and disposition of such shares to comply with their obligations under this Voting and Non-Competition Agreement. The FOFC Directors have good title to the shares listed on Exhibit A hereto, free and clear of any liens, and they will have good title to such shares and any additional shares of FOFC's Common Stock acquired by them after the date hereof and prior to the Effective Time, free and clear of any liens. This Voting and Non-Competition Agreement is not in any way intended to affect the exercise by a FOFC Director of his fiduciary responsibility with respect to any such securities.

4. No Inconsistent Agreements

Except for actions taken in furtherance of this Voting and Non-Competition Agreement, while this Voting and Non-Competition Agreement remains in effect, the FOFC Directors shall not: (i) enter into any voting agreement or voting trust with respect to FOFC shares they own beneficially or of record; or (ii) grant any proxy, consent or power of attorney with respect to such shares which would be inconsistent with or violate Section 1.

5. No Violation

The execution and delivery of this Voting and Non-Competition Agreement by the FOFC Directors does not, and their performance of their obligations hereunder will not: (i) to their knowledge, conflict with or violate any law, ordinance or regulation of any governmental authority applicable to or to which they or any of their assets or properties is bound; or (ii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or require payment under, or result in the creation of any liens on the properties or assets of the FOFC Directors.

6. Fiduciary Responsibility and Duties of FOFC Directors

This Voting and Non-Competition Agreement relates solely to the capacity of the FOFC Directors as FOFC shareholders and owners of FOFC Common Stock and is not in any way intended to affect the exercise of the FOFC Directors' responsibilities and fiduciary duties as a director or officer of FOFC or any of its Affiliates. Notwithstanding the foregoing, the FOFC Directors acknowledge and agree that the exercise of the FOFC Directors' responsibilities and fiduciary duties as a director or officer of FOFC shall not, in any respect, affect or alter, or be deemed to permit a FOFC Director to terminate or circumvent such FOFC Director's obligation to comply with the terms of this Voting and Non-Competition Agreement (including, without limitation, the FOFC Director's obligations under Section 2 hereof), nor shall the exercise of any such responsibilities and fiduciary duties by a FOFC Director affect any of CFC's rights hereunder.

7. Non-Competition

(a) Beginning at the Effective Time and ending on the second anniversary of the Closing Date (the "Non-Competition Period"), the FOFC Directors shall not, directly or indirectly, alone or as a partner: (i) serve as an officer, director, owner, trustee, employee or consultant of any Person; or (ii) own, manage, control, operate, or otherwise invest, participate or engage in, any business or other enterprise that in any way competes with the business of FOFC or Capital Bank as conducted immediately prior to the Closing Date.

(b) During the Non-Competition Period, the FOFC Directors shall not knowingly or intentionally, directly or indirectly, either for himself or any other Person, solicit or induce, or attempt to solicit or induce, any individual who is, at such time, an employee or independent contractor of CFC or Chemung Bank to terminate his, her, or its relationship with CFC or Chemung Bank or in any way interfere with or disrupt CFC's or Chemung Bank's relationship with any of its employees or independent contractors; provided, however, that the foregoing provision shall not preclude the FOFC Directors and their Affiliates from: (i) making good faith generalized solicitations for employees through advertisements or search firms and hiring any persons through such solicitations; provided, that the FOFC Directors and their Affiliates do not encourage or advise such firm to approach any such employee and such searches are not targeted or focused CFC's or Chemung Bank's employees, or (ii) responding to or hiring any employee of CFC or Chemung Bank who contacts the FOFC Directors or their Affiliates at his or her own initiative without any prior direct or indirect encouragement or solicitation.

8. Miscellaneous

a. Capacity

Each FOFC Director represents that that he or she has the capacity to enter into this Voting and Non-Competition Agreement and that it is a valid and binding obligation enforceable against him or her in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

b. Capitalized Terms

Capitalized terms used in this Voting and Non-Competition Agreement shall have the meanings ascribed to them in the Merger Agreement.

c. Termination

The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

d. Governing Law

This Voting and Non-Competition Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

e. Counterparts

This Voting and Non-Competition Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Voting and Non-Competition Agreement.

The undersigned, constituting all of the FOFC Directors, intending to be legally bound hereby, have executed this Voting and Non-Competition Agreement as of the date(s) indicated below.

/s/Peter D. Cureau	October 14, 2010
/s/Larry H. Becker	October 14, 2010
/s/Elizabeth T. Coco	October 14, 2010
/s/Paul G. Kasselman	October 14, 2010
/s/Raymond J. Kinley, Jr.	October 14, 2010
/s/Daniel P. Nolan	October 14, 2010
/s/Eugene M. Sneeringer, Jr.	October 14, 2010
/s/Gregory F. Obertling	October 14, 2010
/s/Joseph A. Reilly	October 14, 2010
/s/Dean A. Rueckert	October 14, 2010
/s/Edward P. Swyer	October 14, 2010

EXHIBIT A

FOFC Directors' Beneficial Stock Ownership

Director Shares

Total